Investor Presentation First Quarter 2018 Investor Presentation Fourth Quarter 2018 Exhibit 99.1

This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on the Corporation’s financial condition and results of operations, the impact of Hurricanes Irma and Maria on us, our ability to successfully integrate the auto finance business acquired from Wells Fargo & Company, as well as the unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the business or that are not subject to indemnification or reimbursement, and risks that the business may suffer as a result of the acquisition, including due to adverse effects on relationships with customers, employees and service providers.  All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements. More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, and in our Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates. Cautionary Note Regarding Forward-Looking Statements

NPL ratio flat at 2.3% YoY NCO ratio flat at 1.1% YoY Credit Metrics Net income of $618.2 million; adjusted net income of $487.3 million¹ Strong margins: Popular, Inc. 4.01%, BPPR 4.27% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.9% Tangible book value per share of $46.90 compared to $43.02 in 2017 Capital Acquisition of Wells Fargo’s auto finance business in P.R. Early termination of the FDIC Shared-Loss Agreements $125 million accelerated share repurchase transaction Cancellation of $450 million of senior debt with a 7% coupon and issuance $300 million senior debt at 6.125% Redemption of $53 million of Trust Preferred Securities Year Events 2018 Full Year Highlights 1 See slide 6 for Q4 2018 adjusted Non-GAAP results

NPLs decreased by $21 million QoQ; ratio at 2.3% NCO ratio increased to 1.63% from 1.00% the previous quarter Credit Metrics Net income of $106.4 million; adjusted net income of $134.1 million¹ Strong margins: Popular, Inc. 4.25%, BPPR 4.51% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.9% Tangible book value per share of $46.90 compared to $44.62 in Q3 2018 Capital Significant expense items: Voluntary Retirement Program: $19.5 million Profit Sharing Plan: $17.5 million in Q4, $25.5 million for the year Early extinguishment of debt: $12.5 million Write down of the P.R. deferred tax asset (DTA): $27.7 million Quarter Events Q4 2018 Highlights 1 See slide 6 for Q4 2018 adjusted Non-GAAP results

Financial Summary (GAAP)1 1 See slide 6 for Q4 2018 adjusted Non-GAAP results

GAAP Reconciliation1 1 Refer to the Corporation's Q4 2018 earnings release for more detailed information

Popular, Inc. (%) Capital Note: Estimated for the current period Robust capital levels; Common Equity Tier 1 of 16.9% Tangible book value per share of $46.90 compared to $44.62 in Q3 2018 Completed a $125 million accelerated share repurchase transaction in Q4 2018 2019 planned capital actions: $250 million common stock repurchase Increase quarterly dividend to $0.30 per share effective Q2 2019

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any debt issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities is $458 million, flat QoQ. P.R. Public Sector Exposure 1 Numbers may not add due to rounding

Highlights NPAs decreased by $18 million QoQ NPLs decreased by $21 million QoQ P.R. NPLs at $568 million, or 2.9% of loans, down by $13 million, mainly driven by lower mortgage NPLs of $25 million, in part offset by higher commercial NPLs of $12 million U.S. NPLs at $43 million, or 0.7% of loans, down by $9 million QoQ, as a $6 million construction loan charge-off was recognized during the quarter OREOs up by $3 million QoQ, driven by the resumption of foreclosure activity Non-Performing Assets ($ in millions) Non-Performing Assets Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Non-Performing Loans ($ in millions)

NPL Inflows Total NPL Inflows ($ in millions) Highlights Total NPL inflows remained flat QoQ P.R. mortgage inflows at $46 million continued to trend significantly lower than pre-hurricane levels P.R. commercial inflows remained stable QoQ U.S. inflows down by $2 million QoQ Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Highlights NCO ratio at 1.63% vs. 1.00% in Q3 2018, driven by: Higher P.R. commercial NCOs of $49 million, related to two large relationships Lower P.R. consumer and mortgage NCOs of $7 million and $4 million, respectively Allowance for loan and lease losses (ALLL) down by $64 million QoQ P.R. ALLL decreased by $53 million, driven by charge-off activity ALLL-to-Loans ratio at 2.15% vs. 2.39% in Q3 2018 ALLL-to-NPL at 93%, down from 100% in Q3 2018 Provision down by $8 million in P.R. and $3 million in the U.S Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding ALLL, ALLL-to-NCO and ALLL-to-NPL Ratios ($ in millions) Additional Credit Metrics

Market Leadership Digital Transformation Puerto Rico’s Banking Franchise 12 Total Deposits (net of brokered) 2 Total Loans P.R. Market Share Trend Continued strengthening deposit franchise Total deposits rose $4.0 billion or 14% from 2017 Non-public deposits grew $1.6 billion or 7% from 2017 1.3 million customers enrolled in online banking; 200 thousand new enrollments in 2018 839 thousand active online customers; 77% use mobile devices Captured 47% of total deposit transactions through digital channels ¹ Reliable customer data is as of October 2018 2 Source: Puerto Rico Office of the Commissioner of Financial Institutions, COSSEC, and 10K Reports. Information included pertains to PR Commercial Banks and Credit Unions Consistent growth of customer base Grew customers in 2018 by approximately 50 thousand (3%) Additionally acquired 30 thousand new customers as part of the Reliable transaction Reached 1.75 million customers at year end 1.43 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 1.75 Total Customers (in millions) Our Customer Base 2 1

Driving Shareholder Value Capital Robust capital with Common Equity Tier 1 Capital of 16.9% Tangible book value per share of $46.90 Continue to implement capital strategy Earnings Franchise in P.R. uniquely positioned to take advantage of improving economic trends Strong contribution from acquisition of Wells Fargo’s auto finance business Additional Value Investment in Evertec and Banco BHD León

Investor Presentation Fourth Quarter 2018 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$48 billion (among top 50 BHCs in the U.S.)
Loans	$27 billion
Deposits	$40 billion
Banking branches	163 in Puerto Rico, 51 in the U.S. and 9 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$5 billion

Summary Corporate Structure



POPULAR.
Assets = $48 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank¹
Puerto Rico Operations
Assets = $38 billion
United States Operations
Assets = $9 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.02% stake
- Adjusted EBITDA of $52 million for the quarter ended September 30, 2018

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2017 net income of $164 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.9% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.9% stake

Information as of December 31, 2018

[1] Doing business as Popular

POPULAR. 15

De-Risked Loan Portfolios The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 38% Construction portfolio is down by 93% since Q4 2007 SME1 lending is down by 56% from Q4 2007 Collateralized exposure now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased Differences due to rounding ($ in millions) Highlights 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q3 2018 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015.

2018 Financial Summary (GAAP)1 1 See slide 6 for Q4 2018 adjusted Non-GAAP results

Business Segments (GAAP) ¹ Non-fully taxable equivalent Differences due to rounding

2018 Business Segments (GAAP) ¹ Non-fully taxable equivalent Differences due to rounding (Unaudited) ($ in millions) Financial Results 2018 2017 Variance 2018 2017 Variance Net interest income 1,482 $ 1,280 $ 202 $ 305 $ 281 $ 24 $ Non-interest income 593 364 229 20 20 - Gross revenues 2,075 1,644 431 325 301 24 Provision (reversal) for loan losses 198 253 (55) 30 78 (48) Operating expenses 1,125 1,006 119 192 179 13 Income before income tax 752 385 367 103 44 59 Income tax expense 122 73 49 25 192 (167) Net income 630 $ 312 $ 318 $ 78 $ (148) $ 226 $ ($ in millions) Balance Sheet Highlights Total assets 38,038 $ 34,844 $ 3,194 $ 9,382 $ 9,168 $ 214 $ Total loans 19,896 18,688 1,208 6,624 6,215 409 Total deposits 33,101 29,072 4,029 6,981 6,691 290 Asset Quality (including covered assets) 2018 2017 Variance 2018 2017 Variance Non-performing loans held-in-portfolio / Total loans 2.85% 2.75% 0.10% 0.65% 0.64% 0.01% Non-performing assets / Total assets 1.85% 2.01% (0.16)% 0.49% 0.45% 0.04% Allowance for loan losses / Total loans 2.55% 2.95% (0.40)% 0.94% 1.16% (0.22)% Net interest margin ¹ 4.27% 4.32% (0.05)% 3.54% 3.51% 0.03% BPPR Popular U.S. 2018 2017 Variance 2018 2017 Variance

Consolidated Credit Summary 1 Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B2 Stable Outlook Fitch BB- Stable Outlook S&P BB- Negative Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable

Investor Presentation Fourth Quarter 2018